Exhibit 99.1

Colony Credit Real Estate, Inc. Announces

Third Quarter 2018 Financial Results

LOS ANGELES, November 6, 2018 – Colony Credit Real Estate, Inc. (NYSE: CLNC) (“Colony Credit Real Estate” or the “Company”) today announced its financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Significant Developments and Subsequent Events

•

Third quarter 2018 GAAP net loss attributable to common stockholders of $52.7 million, or $0.42 per diluted share, and core earnings of $38.8 million, or $0.30 per diluted share. Excluding a $6.9 million loss related to mark-to-market adjustments on real estate private equity investments, core earnings of $45.7 million, or $0.35 per diluted share

•	Undepreciated book value of $3.0 billion, or $23.18 per diluted share, as of September 30, 2018

•

Declared and paid a monthly cash dividend of $0.145 per share of class A and class B-3 common stock for July, August and September. The dividend represents an annualized dividend of $1.74 per share of common stock, equating to an 8.2% annualized dividend yield based on the $21.18 closing price on November 2, 2018

•	Subsequent to quarter end, the Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of class A and class B-3 common stock for October and November

•

During the third quarter of 2018, allocated and initially funded $841 million and $810 million of capital, respectively. This includes two European investments including the purchase of a triple net leased office campus and a senior loan investment in a core-office development project

•

During the third quarter, the progress of discussions with a borrower on certain NY hospitality loans led the Company to explore additional options for a potential resolution, including a recapitalization and earlier than expected receipt and sale of collateral. Based upon these new developments, the Company recorded a $35 million provision for loan loss

•

Recorded an impairment on real estate held for investment of $25 million at CLNC ownership share for three properties, resulting from changes during the quarter, including a reduction in the estimated holding period and tenant vacancy

•

Subsequent to quarter end, allocated and initially funded an additional $620 million and $356 million of capital, respectively, through closed deals or deals in advanced stages of execution. This includes a third European senior loan investment in a mixed-use development project

•	Subsequent to quarter end, sold largest non-core owned real estate multi-tenant office portfolio by book value for a total sales price of $177 million

•

Year-to-date, allocated approximately $2.2 billion of total capital through closed deals or deals in advanced stages of execution, with an expected weighted average return on equity and total internal rate of return of approximately 12% and 16%, respectively

•

As of November 2, 2018, total corporate liquidity of approximately $189 million through cash-on-hand and availability under the corporate revolving credit facility. In addition, excess master repurchase facility capacity of $1.2 billion including $300 million of new capacity which closed subsequent to quarter end

Kevin P. Traenkle, President and Chief Executive Officer of Colony Credit Real Estate commented, “We are pleased to report the results for our third quarter 2018. During the quarter, we made substantial progress in deploying our corporate liquidity and began utilizing asset-level leverage capacity in order to increase our run-rate core earnings power. In addition, subsequent to the third quarter, we completed our third investment in Europe as we further diversify our portfolio and leverage Colony’s global infrastructure, decades-long international track record and best-in class deal-sourcing capabilities.”

Mr. Traenkle added, “We are pleased with our robust and accretive quarterly deployment and year-to-date commitments of over $2 billion. Additionally, we recognized an impairment and a loan loss provision due to recent developments at certain investments. These developments include, among other things, the potential monetization of lower-yielding and non-core assets earlier than expected. However, doing so will allow Colony Credit Real Estate to move forward with our business plan, including redeploying lower-yielding capital into higher-yielding assets.”

Common Stock and Operating Partnership Units

As of November 5, 2018, the Company had approximately 127.9 million shares of class A and class B-3 common stock outstanding and the Company’s operating partnership had approximately 3.1 million operating partnership units (“OP units”) outstanding held by members other than the Company or its subsidiaries.

Dividend

The Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of class A and class B-3 common stock (the “common stock”) (i) for the monthly period ended July 31, 2018, which was paid on August 10, 2018, to stockholders of record on July 31, 2018, (ii) for the monthly period ended August 31, 2018, which was paid on September 10, 2018, to stockholders of record on August 31, 2018, and (iii) for the monthly period ended September 30, 2018, which was paid on October 10, 2018, to stockholders of record on September 28, 2018.

Subsequent to the end of the third quarter, the Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of common stock (i) for the monthly period ended October 31, 2018, which will be paid on November 9, 2018, to stockholders of record on October 31, 2018, and (ii) for the monthly period ended November 30, 2018, which will be paid on December 10, 2018, to stockholders of record on November 30, 2018.

Non-GAAP Financial Measures and Definitions

Core Earnings

We present Core Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Core Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with U.S. GAAP. This supplemental financial measure helps us to evaluate our performance excluding the effects of certain transactions and U.S GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. We also use Core Earnings to determine the incentive fees we pay to our Manager. For information on the fees we pay our Manager, see Note 11, “Related Party Arrangements” to our consolidated financial statements included in Form 10-Q to be filed with the U.S. Securities and Exchange Commission (“SEC”). In addition, we believe that our investors also use Core Earnings or a comparable supplemental performance measure to evaluate and compare the performance of us and our peers, and as such, we believe that the disclosure of Core Earnings is useful to our investors.

We define Core Earnings as U.S. GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our operating partnership) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) depreciation and amortization, (vi) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (vii) one-time events pursuant to changes in U.S. GAAP and (viii) certain material non-cash income or expense items that in the judgment of management should not be included in Core Earnings. For clauses (vii) and (viii), such exclusions shall only be applied after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. Core Earnings reflects adjustments to U.S. GAAP net income to exclude impairment of real estate and provision for loan losses. Upon realization of the related investments, such impairment and losses, to the extent realized, would be reflected in Core Earnings.

Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to U.S. GAAP net income or an indication of our cash flows from operating activities determined in accordance with U.S. GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating Core Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Core Earnings may not be comparable to the Core Earnings reported by other companies.

The Company calculates core earnings per share, a non-GAAP financial measure, based on a weighted average number of class A and class B-3 common shares and operating partnership units (held by members other than the Company or its subsidiaries).

Return on Equity

We present Return on Equity (“ROE”), which is a supplemental financial measure that represents the initial net investment-level earnings generated by an investment expressed as a percentage of the net equity capital invested. The Company calculates net investment-level earnings for investments in loans and CRE debt securities as the sum of the stated cash coupon income and any non-cash income (such as payment in-kind income and amortization/accretion of purchase discounts and origination, extension and exit fees) less investment-level financing costs. For investments in net lease real estate, the Company calculates net investment-level earnings by subtracting investment-level financing costs from net operating income. Net equity capital invested is calculated by taking the gross initial invested capital less any financing. With respect to certain loans and investment-level financing, the Company assumes the one-month USD LIBOR as of September 30, 2018 when calculating ROE. The Company’s ROE calculation relies on a number of assumptions and estimates that are subject to change, some of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations. As such, there can be no assurance that the actual ROE will be equivalent to the estimated ROE. In addition, the Company’s methodology for calculating ROE may differ from methodologies employed by other companies to calculate the same or similar supplemental financial measures, and accordingly, the presented ROE may not be comparable to the ROE reported by other companies.

Internal Rate of Return

We present Internal Rate of Return (“IRR”), which is a supplemental financial measure that represents the rate of return of an investment over a specific holding period expressed as a percentage of the net equity capital invested. It is the discount rate that makes net present value of all cash outflows equal to the net present value of cash inflows. The weighted average underwritten IRR reflects the returns underwritten and relies on a number of assumptions and estimates that are subject to change. Such assumptions and estimates around hold period, prepayments or defaults, cost of borrowing, cap rates, rent increases, operating costs, and exit assumptions, among many others, may be outside of the control of the Company. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes certain estimates with respect to the timing and magnitude of the initial future fundings for the total loan commitment and associated loan repayments. In addition, the Company’s methodology for calculating IRR involves subjective judgement and discretion and may differ from methodologies used by other companies, when calculating the same or similar supplemental financial measures and may not be comparable with other companies. Actual results may differ materially from the Company’s expectations. As such, there can be no assurance that the actual weighted average IRRs will be equivalent to the underwritten weighted average IRRs presented.

Third Quarter 2018 Conference Call

The Company will conduct a conference call to discuss the financial results on November 6, 2018 at 8:00 a.m. PT / 11:00 a.m. ET. To participate in the event by telephone, please dial (877) 407-0784 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8560. The call will also be broadcast live over the Internet and can be accessed on the Shareholders section of the Company’s website at www.clncredit.com. A webcast of the call will be available for 90 days on the Company’s website.

For those unable to participate during the live call, a replay will be available starting November 6, 2018, at 10:00 a.m. PT / 1:00 p.m. ET, through November 13, 2018, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13684137. International callers should dial (412) 317-6671 and enter the same conference ID number.

Supplemental Financial Report

A Third Quarter 2018 Supplemental Financial Report will be available on the Company’s website at www.clncredit.com. This information will be furnished to the SEC in a Current Report on Form 8-K.

About Colony Credit Real Estate, Inc.

Colony Credit Real Estate (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. Colony Credit Real Estate is externally managed by a subsidiary of leading global real estate and investment management firm, Colony Capital, Inc. Colony Credit Real Estate is organized as a Maryland corporation that intends to elect to be taxed as a REIT for U.S. federal income tax purposes for its taxable year ending December 31, 2018. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; the Company’s operating results may differ materially from the pro forma information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017; the fair value of the Company’s investments may be subject to uncertainties; the Company’s use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; given the Company’s dependence on its external manager, an affiliate of Colony Capital, Inc., any adverse changes in the financial health or otherwise of its manager or Colony Capital, Inc. could hinder the Company’s operating performance and return on stockholder’s investment; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected returns on equity, yields and/or internal rates of return on investments; and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.

Investor Relations

Colony Credit Real Estate, Inc.

Addo Investor Relations

Lasse Glassen

310-829-5400

Colony Credit Real Estate was formed on January 31, 2018, through the combination of a select commercial real estate debt and credit real estate portfolio of Colony Capital, Inc. (“Colony Capital Investment Entities”) with substantially all of the assets and liabilities of NorthStar Real Estate Income Trust, Inc. and all of the assets and liabilities of NorthStar Real Estate Income II, Inc. For the period ending and prior to December 31, 2017, the following financial statements represent only the results of operations for the Colony Capital Investment Entities, the Company’s accounting predecessor, on a stand-alone basis. As a result, comparisons of the Company’s period to period accompanying consolidated financial information may not be meaningful.

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30, 2018
	(Unaudited)	December 31, 2017
Assets
Cash and cash equivalents	$56,289	$25,204
Restricted cash	115,963	41,901
Loans and preferred equity held for investment, net	1,919,122	1,300,784
Real estate securities, available for sale, at fair value	231,241	—
Real estate, net	1,980,180	219,740
Investments in unconsolidated ventures ($210,440 and $24,417 at fair value, respectively)	770,102	203,720
Receivables, net	37,821	35,512
Deferred leasing costs and intangible assets, net	141,576	11,014
Assets held for sale	172,200	—
Other assets	99,581	1,527
Mortgage loans held in securitization trusts, at fair value	3,124,226	—

Total assets	$8,648,301	$1,839,402

Liabilities
Securitization bonds payable, net	$81,372	$108,679
Mortgage and other notes payable, net	1,282,325	280,982
Credit facilities	1,022,318	—
Due to related party	14,581	—
Accrued and other liabilities	101,584	5,175
Intangible liabilities, net	16,268	36
Liabilities related to assets held for sale	324	—
Escrow deposits payable	75,911	36,960
Dividends payable	18,992	—
Mortgage obligations issued by securitization trusts, at fair value	2,982,239	—

Total liabilities	5,595,914	431,832

Commitments and contingencies
Equity
Stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of September 30, 2018 and December 31, 2017	—	—
Common stock, $0.01 par value per share
Class A, 905,000,000 shares authorized, 83,487,352 and 100 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	835	—
Class B-3, 45,000,000 shares authorized, 44,399,444 and no shares issued and outstanding as of September 30, 2018, and December 31, 2017, respectively	444	—
Additional paid-in capital	2,898,184	821,031
Retained earnings (accumulated deficit)	(10,619)	258,777
Accumulated other comprehensive income	2,469	—

Total stockholders’ equity	2,891,313	1,079,808
Noncontrolling interests in investment entities	90,989	327,762
Noncontrolling interests in the Operating Partnership	70,085	—

Total equity	3,052,387	1,407,570

Total liabilities and equity	$8,648,301	$1,839,402

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2018	2017
Net interest income
Interest income	$40,139	$36,387
Interest expense	(13,148)	(4,694)
Interest income on mortgage loans held in securitization trusts	39,261	—
Interest expense on mortgage obligations issued by securitization trusts	(36,294)	—

Net interest income	29,958	31,693
Property and other income
Property operating income	51,684	6,306
Other income	2,253	108

Total property and other income	53,937	6,414
Expenses
Management fee expense	11,877	—
Property operating expense	21,217	2,239
Transaction, investment and servicing expense	3,631	716
Interest expense on real estate	13,341	1,717
Depreciation and amortization	30,538	2,537
Provision for loan losses	35,059	—
Impairment of operating real estate	29,378	—
Administrative expense (including $1,822 and $0 of equity-based compensation expense, respectively)	6,797	2,913

Total expenses	151,838	10,122

Other income (loss)
Unrealized loss on mortgage loans and obligations held in securitization trusts, net	(939)	—
Realized loss on mortgage loans and obligations held in securitization trusts, net	(549)	—
Other loss on investments, net	(15)	(80)

Income (loss) before equity in earnings of unconsolidated ventures and income taxes	(69,446)	27,905
Equity in earnings of unconsolidated ventures	8,324	3,042
Income tax benefit	2,456	535
Net income (loss)	(58,666)	31,482

Net (income) loss attributable to noncontrolling interests:
Investment entities	4,688	(10,230)
Operating Partnership	1,275	—

Net income (loss) attributable to Colony Credit Real Estate, Inc. common stockholders	$(52,703)	$21,252

Net income (loss) per common share – basic and diluted	$(0.42)	$0.45

Weighted average shares of common stock outstanding – basic and diluted	127,887	44,399

Dividends declared per share of common stock	$0.44	$—

COLONY CREDIT REAL ESTATE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

GAAP Net Loss to Core Earnings

Three Months Ended
September 30, 2018
Net loss attributable to Colony Credit Real Estate, Inc. common stockholders	$(52,703)
Adjustments:
Net income attributable to noncontrolling interest of the Operating Partnership	(1,275)
Non-cash equity compensation expense	1,822
Transaction costs	406
Depreciation and amortization	30,956
Net unrealized loss on investments:
Impairment of operating real estate(1)	29,378
Provision for loan losses(1)	35,059
Other unrealized loss on investments	921
Adjustments related to noncontrolling interests	(5,751)

Core earnings attributable to Colony Credit Real Estate, Inc. common stockholders and noncontrolling interest of the Operating Partnership(1)	$38,813

Core earnings per share(2)	$0.30

Weighted average number of common shares and OP units(2)	130,962

(1)

Core Earnings reflects adjustments to U.S. GAAP net income to exclude impairment of real estate and provision for loan losses. Upon realization of the related investments, such impairment and losses, to the extent realized, would be reflected in Core Earnings

(2)

The Company calculates core earnings per share, a non-GAAP financial measure, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the third quarter 2018, the weighted average number of common shares and OP units was approximately 131.0 million

GAAP Book Value to Undepreciated Book Value

As of September 30, 2018
GAAP book value (excluding noncontrolling interests in investment entities)	$2,961,398
Accumulated depreciation and amortization	74,892

Undepreciated book value	$3,036,290

Undepreciated book value per share(1)	$23.18

Total common shares and OP units outstanding(1)	130,962

(1)

The Company calculates undepreciated book value per share, a non-GAAP financial measure, based on the total number of common shares and OP units (held by members other than the Company or its subsidiaries) outstanding at the end of the reporting period. As of September 30, 2018, the total number of common shares and OP units outstanding was approximately 131.0 million